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                             PLEDGE AGREEMENT

On the terms and conditions stated herein, VISTA TECHNOLOGIES INC., a
Nevada corporation (herein collectively called the "Debtor"), does hereby pledge and hypothecate to PHARMA PATCH PLC, a company organized under the laws of the Republic of Ireland (herein called the "Secured Party") and does hereby deposit with Secured Party, as collateral security for the obligations secured hereby, certificate no. FN-2052, evidencing in the aggregate 200,000 shares of the common stock of Technical Chemicals and Products, Inc. (the "Pledged Shares"). Such Pledged Shares, and any other collateral deposited hereunder,
are herein called the "Collateral".   The Collateral is hereby pledged to
secure the following:

(a) Payment and performance of all existing and future obligations of the Debtor pursuant to that certain 8% secured promissory note dated August 26, 1996 (the "Note") issued by Debtor to Secured Party in the original principal amount of $800,000; and

(b) The expenses, including attorneys' fees, incurred or paid by Secured Party in the preservation or enforcement of the rights of the Secured Party under this Pledge Agreement or in the collection by Secured Party of the obligations of the Debtor pursuant to the Note.

DEBTOR AND SECURED PARTY AGREE AS FOLLOWS:

1.   Delivery of Collateral

The certificates for the Pledged Shares shall be delivered by the Debtor to counsel for the Secured Party, the Law Office of Kevin J. Quinn, 11400 West Olympic Blvd., 2nd Floor, Los Angeles, California 90064-1544, upon the advance of funds pursuant to the Note and shall be accompanied by instruments of assignment duly executed in blank with signatures appropriately guaranteed. Said counsel, as agent for the Secured Party, shall place the certificates for the Pledged Shares and related assignments in a safe deposit box with a state or federal bank within the State of California , to be held subject to the terms and conditions contained in this Pledge Agreement, and will advise the Debtor of the location of such safe deposit box.

Secured Party may at any time deliver the Pledged Shares or any other Collateral or any part thereof to the Debtor, and the receipt of the Debtor shall be a complete and full acquittance for the Collateral so delivered, and the Secured Party shall thereafter be discharged from any liability or responsibility therefor.

2.   Representations and Warranties of Debtor

2.1 Debtor represents and warrants to Secured Party that at the time the Collateral is deposited in pledge with Secured Party hereunder, all of such Collateral shall be free and clear of all claims, mortgages, pledges, liens and other encumbrances of any nature whatsoever arising as a result of any acts of the Debtor, except for that certain Lock Up Agreement dated January
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16, 1996 executed by the Debtor in favor of Deutsche Morgan Grenfell.C. J.
Lawrence Inc. The Secured Party acknowledges receipt of a copy of the Lock Up Agreement and agrees to be bound by the provisions thereof in exercising any rights under this Pledge Agreement.

2.2 So long as any of the obligations secured hereby shall be outstanding and unpaid, Debtor shall not assign, sell, transfer, hypothecate or pledge the Collateral or any interest therein except with the prior written consent of the Secured Party.

3.   Voting of Pledged Shares in the Absence of Default

Unless and until such time as the Pledged Shares are sold pursuant to the Uniform Commercial Code of the State of California to satisfy a default hereunder, Debtor shall be entitled to exercise as Debtor shall deem proper, all rights to exercise voting power with respect to the Pledged Shares.

4.   Effect of Termination of Issuer, Stock Dividend

In the event of the dissolution or liquidation (in whole or in part) of Technical Chemicals and Products, Inc. ("TCPI") during the term of this Pledge Agreement, any sum paid upon or with respect to any of the Collateral shall be paid over to the Secured Party, to be held by it as collateral security for the obligations of Debtor hereunder. In case any stock dividend shall be declared on any of the Collateral, or any shares of stock or fraction thereof shall be issued pursuant to any stock split involving any of the Collateral, or any distribution of capital shall be made on any of the Collateral, or any property shall be distributed upon or with respect to the Collateral pursuant to a recapitalization or reclassification of capital of TCPI, or to the reorganization thereof, or any other property shall be distributed upon or with respect to the Collateral, the shares or other properties so distributed shall be delivered to the Secured Party to be held as part of the Collateral hereunder.

5.   Sale of Collateral

In the event of a default by Debtor under the Note or this Pledge Agree-ment, Secured Party may, at its election, do any one or more of the following, all of which are authorized by Debtor: (a) exercise any or all of the rights accruing to a secured party under the California Uniform Commercial Code upon default by a debtor; and (b) sell or otherwise dispose of the Collateral at public or private sale as hereinafter described.

Upon the occurrence of an event of default under the Note or this Pledge Agreement, Secured Party shall have the right, at its option, to sell, assign, transfer and deliver all or any part of the Collateral, at any brokers' board or exchange or at public or private sale, subject to the provisions of the Uniform Commercial Code of the State of California. The parties hereto agree that a commercially reasonable notice of a sale of the Collateral shall require publication of a notice of such sale, with a description of the Collateral and the time and place of sale, at least 10 days prior to the time of sale in the Western Edition of the Wall Street Journal. Any

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such sale shall be for cash and, in connection therewith, Debtor and/or
Secured Party may impose reasonable conditions required by applicable federal or state securities laws or to comply with contractual restrictions heretofore made by the Debtor with TCPI as to the resale of the Collateral. Upon each such sale, Secured Party, unless prohibited by a provision of any applicable statute, may purchase all or any part of the Collateral being sold at a price not less than the then fair market value thereof as quoted on the Nasdaq Stock Market system, free from and discharged of all trusts, claims, right of redemption and equities of the Debtor. The Secured Party shall deliver the Collateral in accordance with the terms of any such sale. If the proceeds of any sale of the Collateral shall be insufficient to pay all amounts due upon an event of default hereunder, including interest, collection costs and expense of sale, Debtor shall remain obligated and liable for any deficiency with respect thereto.

All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Secured Party in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall become a part of the obligations secured hereunder.

Any notice required to be given by Secured Party of a sale or other disposition of the Collateral or any other intended action by Secured Party, deposited in the United States mail, certified or registered mail, return receipt requested postage prepaid and duly addressed to Debtor at least ten
(10) calendar days prior to such proposed action shall constitute reasonable and fair notice to Debtor of any such action.

6.   Events of Default

The occurrence of any of the following shall be an event of default under this Agreement: (a) failure to pay up any debt or other obligation secured hereby when due if said failure has not been expressly excused under the terms of the obligations secured hereby or waived in writing by Secured Party and if said failure is not cured within the applicable period of grace provided by the Note after written notice thereof has been given to Debtor by Secured Party; or (b) failure to perform any other obligation secured by this Pledge Agreement when the same should be performed if said failure has not been cured within ten (10) days after written notice thereof has been given to Debtor by Secured Party.

7.   Execution of Endorsements, Assignments, etc.

Upon the occurrence of an event of a default under the Note or this Pledge Agreement, Secured Party shall have the right for and in the name, place and stead of Debtor to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral.

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8.   Return of Collateral.

Upon the satisfaction in full of all obligations secured hereunder, Debtor shall be entitled to the return of all remaining Collateral as well as such incidental property and cash as are then held in pledge hereunder which have not been used or applied toward the payment or satisfaction of such obligations.

9.   Notice

All notices required to be or otherwise given hereunder to Debtor or Secured Party shall be delivered as follows:

(a) If to Debtor, when delivered by hand or mailed, by certified or registered mail, postage prepaid, return receipt requested to:

Vista Technologies Inc.
Attention:  President
167 S. San Antonio Road, Suite 9
Los Altos, California 94022

     or to such other person or address as Debtor shall designate in writing;

(b) If to Secured Party, when delivered by hand or mailed, by certified or registered mail, postage prepaid, return receipt requested to:

Pharma Patch PLC
Attention:  Chairman of the Board
15/16 FitzWilliam Place
Dublin 2, Ireland

with a copy to:

Kevin J. Quinn
11400 West Olympic Blvd., 2nd Floor
Los Angeles, California 90064-1544

     or to such other person or address as Secured Party shall designate in writing.

10.  No Waiver

No course of dealing between Debtor and the Secured Party or any delay on the part of the Secured Party in exercising any rights under this Agreement shall operate as a waiver of any rights of the Secured Party hereunder.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the
26th day of August, 1996.

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

DEBTOR:                 VISTA TECHNOLOGIES INC.

                        By: /s/  Thomas A. Schultz
                            ---------------------------------
                            Thomas A. Schultz, President
                               and Chief Executive Officer


SECURED PARTY:          PHARMA PATCH PLC.

                        By: /s/  Murray D. Watson
                            ---------------------------------
                            Murray D. Watson, Chairman
                               and Chief Executive Officer















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